                                 EXHIBIT 10.11

                         BARBER & BRONSON INCORPORATED
                             201 S. BISCAYNE BLVD.
                                  SUITE 2950
                                MIAMI, FL 33131
                              TEL: (305) 536-8500



     THIS INVESTMENT BANKING AGREEMENT, made as of this 5th day of June, 1997, is by and between Laboratory Specialists of America, Inc., an Oklahoma corporation (the "Company"), with its address at 101 Park Avenue, Suite 810, Oklahoma City, Oklahoma 73102 and Barber & Bronson Incorporated ("BBI"), having its principal place of business at 201 South Biscayne Blvd., Suite 2950, Miami, Florida 33131

                               R E C I T A L S:
                               - - - - - - - -

     A. The Company is a public company with a class of publicly traded common stock purchase warrants (the "Warrants") which the Company desires to have exercised, and also desires to identify prospects for mergers, acquisitions, joint ventures, and similar transactions; and

     B. The Company desires to have BBI's assistance in connection with the Company's contemplated Warrant call, and with respect to identifying prospects for mergers, acquisitions, joint ventures, and similar transactions on the terms specified herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

     1.  TERM.  The term of this Agreement shall be for one year commencing as
         ----
of the date first written above. Thereafter, this Agreement may be renewed for subsequent one year terms upon mutual agreement of the parties. After December 31, 1997, either party may terminate this Agreement upon 60 days prior written notice.

     2.  SERVICES.  The Company and BBI agree that BBI shall serve as the
         --------
manager for the Company's contemplated Warrant call and corresponding exercise, and that BBI's responsibilities shall include, but not be limited to, providing advice and counsel to the Company with respect to maximizing the number of Warrants that are exercised, providing the Company with the appropriate forms upon which to make notification of the Warrant call as well as for holders to exercise their Warrants, assisting broker-dealers in notifying holders, reviewing press releases related to the Warrant call and exercise, providing input to the Company with respect to the registration statement registering the shares underlying the Warrants, and providing instructional materials to the Company to help effectuate the exercise. BBI shall also work with the Company in identifying prospects for mergers, acquisitions, joint ventures, and similar transactions.

     3.  FEES FOR SERVICES RENDERED AND TO BE RENDERED HEREUNDER.
         -------------------------------------------------------

         (a) FOR SERVING AS MANAGER OF THE WARRANT CALL. If the Company receives any proceeds from the exercise of the Warrants on or prior to December 31, 1997, the Company agrees to pay to BBI (1) a non-accountable expense allowance equal to 4% of the gross proceeds realized upon exercise of the Warrants, and (2) a flat fee equal to $50,000, which amount shall be reduced if at least 90% of the Warrants are not exercised, to an amount that equals $50,000 times a fraction, the numerator of which shall be the number of Warrants exercised and and the denominator of which shall be 660,000. In no case shall any fees be due and payable under this Section if less than 132,000 Warrants are exercised.

     Notwithstanding anything contained herein to the contrary, the company hereby agrees that the Company will not change any of the terms and conditions of the Warrants without the prior written consent of BBI, including, without limitation, the exercise price, term of the Warrants and redemption price of the Warrants. In addition, the Company hereby agrees that the Company will take no action that will cause the anti-dilution provisions of the Warrants to be triggered without the prior written consent of BBI. The Company further hereby represents and warrants that the terms and conditions of this Agreement will not trigger any of the any of the anti-dilution provisions set forth in the Warrants.

     Additionally, the Company herein agrees to issue to BBI, its assignees and designees, that number of warrants (the "BBI Warrants"), identical in kind to those included as Exhibit B herein, that corresponds to the Percentage of Warrants that are exercised, as set forth below. The BBI warrants shall be exercisable at a price per share equal to $2.375.

     % of Warrants Exercised    Total Number of BBI Warrants    Exercise Period
     -----------------------    ----------------------------    ---------------
          Up to 19.999%                     20,000                    1 Year
          20-39.999                         40,000                    1 Year
          40-59.999                         60,000                    1 Year
          60-79.999                         85,000                    2 Years
          80-89.999                        120,000                    3 Years
          90 or Over                       170,000                    3 Years

     (b) MERGERS, ACQUISITIONS AND SIMILAR TRANSACTIONS.

In the event the Company effectuates a merger, acquisition, joint venture, or similar transaction subsequent to the date hereof and prior to two years from the date of termination of this Agreement, and such merger, acquisition, joint venture, strategic alliance or similar transaction is effectuated as a result or a consequence of an introduction made, directly or indirectly, by BBI or any of its affiliates during the term of this Agreement, then the Company hereby agrees to pay BBI the following cash consideration, which payment shall be due and payable in cash on the date of any such closing with respect thereto:

     5% of the consideration from $1 and up to $5,000,000, plus
     4% of the consideration in excess of $5,000,000 and up to $10,000,000, plus 3% of the consideration in excess of $10,000,000 and up to $15,000,000, plus
     2% of the consideration in excess of $15,000,000 and up to $20,000,000, plus
     1% of the consideration in excess of $20,000,000.

     For purposes of this Agreement, "consideration" shall mean the value of the transaction described herein and shall include the aggregate value of all cash, securities, and other property and consideration of every kind, including but not limited to assumption and forgiveness of indebtedness, the maximum amount realizable under the terms of an "earn- out" provision, rights to receive periodic payments and all other rights that may be at any time either (I) transferred or contributed to the Company, its affiliates or shareholders in connection with an acquisition of equity or assets thereof, or (ii) transferred or contributed by the Company, its affiliates or shareholders in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Company or any affiliate thereof, or (iii) transferred or contributed by the Company, its affiliates or shareholders and any other parties entering into any joint venture or similar joint enterprise or undertaking with the Company or any affiliate thereof. The aggregate value of all such cash, securities and other property shall be the aggregate fair market value thereof as determined by BBI and the Company, or by an independent appraiser jointly selected by BBI and the Company, the cost of which shall be borne entirely by the Company.

     In the event BBI or any of its affiliates agrees to act as Placement Agent or Underwriter for the Company in raising capital, the parties hereto herein agree that the compensation to be paid to BBI or its affiliates for said assistance shall be the subject of an agreement, the terms of which are to be mutually agreed to, by and between the parties hereto.

     4.  EXPENSES.  The Company hereby agrees to pay all out-of-pocket expenses
         --------
incurred by BBI in connection with such services to be rendered hereunder, provided, however, that all singular expenses in excess of $500 be approved, in advance, by the Company. BBI may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. BBI agrees to obtain the written consent of the Company prior to retaining such consultant. In such event, the Company agrees to pay any and all fees and expenses of such consultant.

     5.  REPRESENTATION OF THE COMPANY. The Company hereby represents and
         -----------------------------
warrants that any and all information supplied hereunder to BBI in connection with any and all services to be performed hereunder by BBI for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of BBI to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to BBI. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

     6.  INDEMNIFICATION.  See Exhibit A attached hereto.
         ---------------

     7.  CONFIDENTIALITY.  See Exhibit A attached hereto.
         ---------------

     8.  INDEPENDENT CONTRACTOR.  See Exhibit A attached hereto.
         ----------------------

     9.  AMENDMENT.   No modification, waiver, amendment, discharge or change of
         ---------
this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

     10.  NOTICES.  All notices, demands or other communications given hereunder
          -------
shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

     11.  ENTIRE AGREEMENT.   This Agreement contains all of the understandings
          ----------------
and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

     12.  SEVERABILITY.  The invalidity, illegality or unenforceability of any
          ------------
provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     13.  CONSTRUCTION AND ENFORCEMENT.  This Agreement shall be construed in
          ----------------------------
accordance with the laws of the State of Florida, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorney's fees, expenses and costs at all trial and appellate levels.

     14.  BINDING NATURE.  The terms and provisions of this Agreement shall be
          --------------
binding upon and inure to the benefit of the parties, and their respective successors and assigns.

     15.  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    LABORATORY SPECIALISTS OF
                                    AMERICA, INC. , an Oklahoma corporation

                                    By:
                                       ---------------------------------------
                                       John Simonelli, Chief Executive Officer

                                    BARBER & BRONSON INCORPORATED,
                                    a Florida corporation

                                    By:
                                       ---------------------------------------
                                       James S. Cassel, Executive Vice President

                                   EXHIBIT A

      INDEMNIFICATION; CONFIDENTIALITY; AND INDEPENDENT CONTRACTOR STATUS


     1. (a) The Company hereby agrees to indemnify, defend and hold harmless BBI, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceeding, costs and legal expenses (collectively the "Losses") arising out of or resulting from: (I) any breach of a representation, or warranty by the Company contained in the attached Agreement; or (ii) any activities or services performed hereunder by BBI, unless such Losses were the result of the intentional misconduct or gross negligence of BBI or were the result of any information supplied by BBI in writing; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

           (b) If BBI receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Paragraph, BBI shall, within thirty (30) day period of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by BBI of its right to indemnify hereunder with respect to such action, suit or proceeding, unless the defense thereof is prejudiced thereby. Upon receipt by the Company of a Claim Notice from BBI with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. BBI shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and amend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. BBI shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of BBI unless the Company shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of BBI, which consent shall not be reasonably withheld or delayed and which shall not be required if BBI is granted a release in connection therewith. If the Company shall fail with reasonable promptness to defend such Third Party Claim, BBI may defend, satisfy or settle the Third Party Claim at the expense of the Company (but subject to its consent which shall not be unreasonably withheld) and the Company shall pay to BBI the amount of any such Loss with ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of the attached Agreement.

           (c) BBI hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, principals, employees, affiliates, and shareholders, and their successors, and assigns from and against Losses arising out of or resulting from intentional misconduct or gross negligence of BBI. The procedure set forth in (B) above shall also serve as the protocol to permit the Company to seek indemnification from BBI.

     2. BBI agrees that all non-public information pertaining to the prior, current or contemplated business of the Company are valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. BBI, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by BBI, its officers, directors, employees, agents or shareholders for any purpose other than the Company's business, either during the term of the attached Agreement or after the premature termination or expiration thereof, except (I ) where such information is publicly available or later becomes publicly available other than through a breach of the attached Agreement, or (ii) where such information is subsequently lawfully obtained by BBI from a third party or parties, or (iii) if such information is known to BBI prior to the execution of the attached Agreement, or (iv) as may be required by law.

     3. It is expressly understood and agreed that BBI shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in the attached Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that BBI shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in the attached Agreement. BBI shall not have any claim under the attached Agreement, or otherwise against the Company for vacation pay, paid sick leave, retirement benefits, social security, worker's compensation, health, disability, unemployment insurance benefits, or other employee benefits of any kind. BBI understands and agrees that: (I) BBI will not be treated as an employee of the Company for Federal tax purposes; (ii) the Company will not withhold on BBI's behalf any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body, or make available any of the benefits afforded to employees of the Company;
(iii) all of such payments, withholdings or benefits, if any, are BBI's sole responsibility; and (iv) BBI will indemnify and hold harmless the Company from any and all loss or liability arising from its failure to make such payments, withholdings and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge BBI's independent contractor status, the parties hereby agree that both BBI and the Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, regardless of with whom or by whom such discussions or negotiations are initiated.